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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under Registration Statement No. 333-14725, of our report dated June 13, 1997, relating to Nuveen Flagship All-American Municipal Bond Fund, Nuveen Flagship Intermediate Municipal Bond Fund and Nuveen Flagship Limited Term Municipal Bond, included in the Statement of Additional Information, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Dayton, Ohio
August 20, 1998